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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We consent to the use in this Annual Report of Daugherty Resources, Inc. on Form 10-KSB for the year ended December 31, 2003 of certain information from our report dated March 17, 2004 relating to our estimate of the proved oil and gas reserves and future net cash flows from the properties of Daugherty Petroleum, Inc. and to the reference to our firm in the Annual Report of Daugherty Resources, Inc. on Form 10-KSB for the year ended December 31, 2003.

                                                  /s/ WRIGHT & COMPANY, INC.
                                                  --------------------------
                                                  WRIGHT & COMPANY, INC.

Brentwood, Tennessee
March 24, 2004